EXHIBIT 23.2



        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Nortia Capital Partners, Inc. of our Report of Independent Registered Public Accounting Firm dated October 16, 2003 on the April 30, 2003 financial statements of Nortia Capital Partners, Inc. (formerly BF Acquisition Group I, Inc.), which appear in the April 30, 2004 annual report on Form 10-KSB of Nortia Capital Partners, Inc.



/s/ Ahearn, Jasco + Company, P.A.

AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants

Pompano Beach, Florida
June 24, 2005